SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 10 or 15(d) of the
                    Securities Exchange Act of 1934



                             JUNE 11, 1997
           ------------------------------------------------
           Date of Report (date of earliest event reported)



                       TOUCH TONE AMERICA, INC.
        ------------------------------------------------------
        (Exact Name of Registrant as Specified in its Charter)


   CALIFORNIA                    0-24058               33-0424087
---------------               -----------          -------------------
(State or Other               (Commission          (IRS Employer Iden-
Jurisdiction of               File Number)          tification Number)
Incorporation)

                        4110 N. SCOTTSDALE ROAD
                               SUITE 170
                       SCOTTSDALE, ARIZONA 85251
                ---------------------------------------
                (Address of Principal Executive Offices
                          Including Zip Code)


                            (800) 535-2211
                    ------------------------------
                    (Registrant's telephone number,
                         including area code)






Page 1 of 6.

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Item 1.   Changes in Control of Registrant
          --------------------------------

          N/A

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          N/A


Item 3.   Bankruptcy or Receivership
          --------------------------

          N/A

Item 4.   Changes in Registrant's Certifying Accountants
          ----------------------------------------------

          (a) SECTION 304(a)(1):

               (i) On May 28, 1997, Touch Tone America, Inc. (the "Company") was informed by the accounting firm of Hein + Associates LLP, Denver, Colorado, who have acted as certifying accountants for the Company for the years ending May 31, 1996 and 1995 that it was resigning as the Company's auditors effective as of that date.

               (ii) None of the prior certifying accountants' reports on the Company's financial statements for the past two years contained an adverse opinion or disclaimer of opinion, or was modified as to audit scope or accounting principle. Their report, however, included an explanatory paragraph regarding the uncertainty as to the Company's ability to continue its operations as a going concern.

               (iii) The resignation of Hein + Associates LLP was presented to the Company's Board of Directors on May 28, 1997.

               (iv) For the fiscal years ended May 31, 1996 and 1995 and through the date of this Form 8-K the Company is unaware of any disagreement with Hein + Associates LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which would have caused said accountants to make reference to the subject matter in connection with any report issued by same except in April 1996, Mr. Vaughan, the Company's former Chairman of the Board and Chief Executive Officer, brought to the attention of the Company's auditors a previously undisclosed letter agreement signed by Mr. Miller (the Company's former President and Director), with a significant sales agent, which provided for a retroactive increase in the sales agents' commissions to 50% from 32%. This agreement and its potential ramifications was

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

               thoroughly reviewed by the Company's Board of Directors and the following actions were taken on behalf of the Company.

               The Board of Directors, with the concurrence and support of Messrs. Miller and Vaughan, determined it appropriate to bring in an experienced manager to institute tighter controls in the areas of finance, overhead, carrier commitments and corporate governance. Accordingly, in April 1996, Mr. Michael Canney was appointed President, Chairman of the Board and Chief Executive Officer. Mr. Miller resigned as a Director and Officer and elected to pursue personal business interests. Mr. Vaughan also resigned as Director and Officer.

          (b) SECTION 304(a):

               (2) As of the date of this Report, the Company has not engaged a new accounting firm to act as certifying accountants for the year ending May 31, 1997.

               (3) Not applicable, see Item 4 of this Report.

Item 5.   Other Events
          ------------

          In May 1997, the Company entered into a consulting agreement with Cornwell Consulting Services, Inc. ("Cornwell") of Dover,
          Florida. Cornwell was retained by the Board of Directors to assist in finding a merger candidate, the sale of its wholly-owned subsidiary, Getnet International, Inc., and to institute cost cutting measures. The Board of Directors felt that drastic measures where called for as the Company's cash continues to deteriorate, losses from operations have continued, past due taxes are due and owing, the Company is a party to numerous lawsuits and continues to experience shortfalls on its carrier commitments.

          To facilitate the attempted turnaround and provide Cornwell with the necessary power to take drastic measures, Board members Matt Barletta and Michael J. Canney, resigned and Robert C. Vaughan, Larry C. Cornwell and Dr. Edward D. Wirth, Jr. were appointed as Directors. Mr. Vaughan resigned on June 6, 1997, leaving Messrs. Cornwell, Wirth and Walko as the Company's remaining Directors. Mr. Cornwell is the interim President and David J. Smith remains as Secretary.

          Cornwell believes that the future existence of the Company is uncertain unless the Company can raise operating capital through the sale of assets or debt/equity financing. Accordingly, both of these areas have been given the top priority by the new management.

Item 6.   Resignations of Registrant's Directors
          --------------------------------------

          N/A

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a) and (b)    N/A

          (c)            Exhibits: Filed herewith pursuant to Reg. S-K
                                   Item 601 is the following exhibit.

Exhibit No.    Page           Description
-----------    ----           -----------

     24.1        6       Letter from Hein + Associates LLP

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TOUCH TONE AMERICA, INC.



Dated: June 11, 1997                    By:   /s/ DAVID J. SMITH
                                           ----------------------------
                                            David J. Smith
                                            Chief Financial Officer









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